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                                                                    Exhibit 23.3



To the Board of Directors and Stockholders of S2 Golf Inc.
Fairfield, New Jersey

We consent to the incorporation by reference in this Registration Statement of S2 Golf Inc. on Form S-4 of our report dated March 22, 1999, appearing in the proxy statement/prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such proxy statement/prospectus.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
October 13, 2000